Exhibit 99

#75T – December 2, 2011	Contact:	Roger Schrum
+843/339-6018
roger.schrum@sonoco.com

Sonoco Provides Investors with Strategic and Financial Update

Company Reaffirms 2011 Guidance; Establishes 2012 Base EPS Estimate of $2.47 to $2.57

Hartsville, S.C. – Sonoco (NYSE: SON), Chairman and Chief Executive Officer Harris E. DeLoach, Jr., M. Jack Sanders, president and chief operating officer, and Barry L. Saunders, vice president and chief financial officer, today addressed the investment community in New York to provide an update on the Company’s 2011 performance, outline strategic initiatives and establish its financial outlook for 2012.

2011 Base Earnings Guidance Unchanged; 2012 Estimates Established

Sonoco expects fourth quarter and full-year 2011 base earnings to be unchanged from the Company’s previously announced guidance of $.59 to $.63 and $2.41 to $2.45 per diluted share, respectively, according to Saunders. “Although our industrial-focused businesses have experienced continued sluggish demand, the impact should be offset by a slightly more favorable than expected price/cost relationship, as well as better than expected results in our consumer businesses,” he said.

Sonoco estimates 2012 base earnings per diluted share to be in the range of $2.47 to $2.57, with a projected midpoint of $2.52 per diluted share. Saunders said the Company’s guidance assumes an estimated $.20 per diluted share improvement stemming from volume growth, productivity gains and a positive price/cost relationship, and an approximately 7 cents per diluted share contribution from the recently completed acquisition of Tegrant Corporation, a leading protective packaging provider. Offsetting the Company’s positive assumptions is approximately $.16 per diluted share in assumed negative items, including an estimated $.10 per diluted share negative impact from higher year-over-year pension expenses. Base earnings and base earnings per diluted share are non-GAAP financial measures adjusted to remove restructuring charges, asset impairment charges and other items, if any, the exclusion of which the Company believes improves comparability and analysis of the underlying financial performance of the business.

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1 North Second Street

Hartsville, S.C. 29550 USA

www.sonoco.com

Sonoco Provides Investors with Strategic and Financial Update – page 2

Uses of Cash Update

Sonoco expects cash flow from operations to reach $410 million in 2012, including an estimated $60 million of cash contributions that are expected to be made to the Company’s pension and postretirement plans, Saunders said. This compares to an approximately $260 million in cash from operations expected in 2011, including approximately $140 million in cash contributions to the Company’s pension and postretirement plans.

Saunders said the Company is projecting capital expenditures of $185 million in 2012, compared with an expected $155 million in 2011. The increase will be focused on new growth projects as well as additional capital needs related to the recent addition of Tegrant’s operations. Following expected cash dividend payments to shareholders, the Company’s projected free cash flow of more than $100 million could be used to reduce debt or for other purposes.

Strategic Growth Initiatives Highlighted

DeLoach pointed out that Sonoco’s 2011 sales are projected to reach a record $4.5 billion. “This should be the second consecutive year that we have achieved double-digit sales growth. It’s been more than 15 years (dating back to 1994-1995) since Sonoco has achieved back-to-back years of double-digit sales growth. If you take into consideration that most of the global markets we serve have been stubbornly slow in 2011, then we are pleased with the growth of our expected 2011 base earnings, projected to be in the range of $2.41 to $2.45 per diluted share.”

DeLoach said that Sonoco expects sales to grow to approximately $5 billion in 2012 with the Company focused on continuing to build four global businesses, including Consumer Packaging; Packaging Services; Industrial Converted Products; and a newly created Protective Packaging segment.

In speaking about the recently completed Tegrant acquisition, Sanders pointed out that Sonoco’s new Protective Packaging segment will be a market leader in custom-engineered molded foam, temperature-assured and retail security packaging with expected 2012 sales of approximately $560 million.

“The global protective packaging industry serves an estimated $15 billion market which experts believe will grow to $23 billion over the next several years,” Sanders said. “In addition to expecting 3 to 5 percent market growth over the next several years, this industry remains highly fragmented and we believe it is ripe for consolidation.”

Sonoco’s new diversified Protective Packaging segment includes four businesses.

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Protexic™ Brands, North America’s leader in custom-molded foam solutions, which serves a number of markets, including high-tech equipment, consumer electronics, automotive, appliances and medical devices

•	ThermoSafe® Brands, a leading provider of temperature-assured solutions, primarily used in packaging sensitive pharmaceuticals

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Sonoco Provides Investors with Strategic and Financial Update – page 3

•	Alloyd Brands®, a leading manufacturer and designer of high-visibility retail security packaging, including printed products and blister packaging machines serving various retail and medical markets

•	Sonoco’s existing custom-designed paperboard packaging business, which provides solutions for household appliances and a variety of large format consumer products

“The combination of Sonoco and Tegrant has created a powerful protective packaging growth engine that is either number 1 or number 2 in the key markets we serve,” Sanders said. “Our long-term objective is to grow this business to approximately $1 billion in annual sales. We believe this can be accomplished, in part, by leveraging existing relationships with our largest global customers. In addition, we want to strengthen new product development and utilize Sonoco’s global infrastructure to gain access to emerging markets.”

Closing

DeLoach concluded by saying, “Slowing global economic growth is affecting our near-term results and requires us to work harder to meet our longer-term financial goals. Overall, we are projecting another record year in sales and base earnings in 2012, despite pension expense headwinds. We remain focused on growing cash flow from operations. This is the fuel that will grow our Company and fund cash dividends to our shareholders, as we have for 86 consecutive years.”

Event Replay

A replay of Sonoco’s presentation will begin at noon, Eastern time on December 2, 2011, and continue through midnight Eastern time on March 2, 2012. The toll-free replay number in the United States is 888/286-8010 and the international replay number is +617/801-6888. The replay access code is 559749844. The webcast and presentations of the event will be archived for 90 days on the Company’s website at www.sonoco.com, under conference calls.

About Sonoco

Founded in 1899, Sonoco is a global provider of a variety of consumer packaging, industrial products, protective packaging and packaging supply chain services. With annualized net sales of approximately $5 billion, the Company has more than 19,000 employees working in 340 operations in 34 countries, serving some of the world’s best known brands in some 85 nations. Sonoco is a proud member of the 2011/2012 Dow Jones Sustainability World Index. For more information on the Company, visit our website at www.sonoco.com.

Forward-looking Statements

Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended. The words “estimate,” “project,” “intend,” “expect,” “should,” “objective,” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding future sales, earnings, tax benefits, synergies and free cash flows.

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Sonoco Provides Investors with Strategic and Financial Update – page 4

These forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and assumptions made by management. Such information includes, without limitation, discussions as to estimates, expectations, beliefs, plans, strategies and objectives concerning our future financial and operating performance. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict and, in many cases, are beyond the control or knowledge of management. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.

The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, http://www.sec.gov, the Company’s investor relations department and the Company’s website, http://www.sonoco.com.

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